EXHIBIT 5
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                       ELK ASSOCIATES FUNDING CORPORATION

NUMBER                                                                    SHARES

U  1223                                                                 SPECIMEN

                                                                    COMMON STOCK

                                                               CUSIP 287166 10 2

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


THIS
CERTIFIES
THAT


                                    SPECIMEN



is the
owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE $.01 EACH OF
                       ELK ASSOCIATES FUNDING CORPORATION


transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all of the terms, conditions and limitations of the Certificate of Incorporation and all amendments thereto and the By-laws of the Corporation, to all of which the holder of this certificate assents by acceptance hereof. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated SPECIMEN
      /s/ Gary C. Granoff  Countersigned and Registered:
             PRESIDENT     CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                        (New York, N.Y.)          Transfer Agent

                                                                   and Registrar


                           By:

      /s/ Margaret Chance
            SECRETARY                                         Authorized Officer